Exhibit 28 (j) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated August 31, 2026, and each included in this Post-Effective Amendment No. 78 to the Registration Statement (Form N-1A, File No. 002-72277) of Federated Hermes Short-Intermediate Duration Municipal Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 24 , 2026, with respect to the financial statements and financial highlights of Federated Hermes Short-Intermediate Municipal Fund (comprising Federated Hermes Short-Intermediate Duration Municipal Trust Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 24 , 2026